UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/15/2005

TRIMERIS INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-23155

DE	561808663
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of Principal Executive Offices, Including Zip Code)

(919) 408-5018
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

Dani P. Bolognesi, Vice Chairman of the Board of Directors and Chief Scientific Officer of Trimeris Inc. (the "Company") has advised us that he has entered into a written stock selling plan in accordance with Rule 10b5-1 of the Securities and Exchange Commission (the "Plan"). The Plan provides for exercise of certain employee stock options and the subsequent sale of the acquired shares on the open market, subject to certain specified limitations. The options to which the Plan relates were granted in May 1996 and are set to expire in May 2006. The Plan calls for option exercises and sales to occur monthly. The timing of the option exercises and subsequent sales is at the broker's discretion. Option exercises and sales pursuant to the Plan were permitted to commence June 11, 2005, and will continue until May 1, 2006, unless sooner terminated in accordance with the terms of the Plan.

Dr. Bolognesi has advised the Company that the purpose of the Plan is to achieve diversification and liquidity in his financial portfolio. The Plan does not cover any of the shares of Company common stock currently held by Dr. Bolognesi; any sales under the Plan of option shares will not reduce his total ownership of the Company and he will continue to have a significant interest in the Company.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

TRIMERIS INC

Date: June 28, 2005.	By:	/s/ Steven D. Skolsky
Steven D. Skolsky
Chief Executive Officer